UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

LOGIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, New York 10004
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (808) 829-1057
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement

On February, 16, 2022, Logiq, Inc., a Delaware corporation (the “Company”), entered into a binding letter of intent (the “LOI”) to acquire substantially all of the assets of Battle Bridge Labs LLC, an Oklahoma limited liability company (“Battle Bridge”), and Section 2383 LLC, a Wyoming limited liability company (“Section 2383,” and together with Battle Bridge, the “Sellers”), in exchange for total consideration of $3,250,000, consisting of the following: (i) $250,000 in cash, and (ii) $3,000,000 in restricted common stock of the Company (collectively, the “Purchase Price”), the allocation of which Purchase Price will be agreed upon by the Sellers prior to closing; provided, that the optimal acquisition structure may be adjusted after information regarding the Sellers’ legal structure, capitalization, tax position and additional materials have been evaluated during due diligence (collectively, the “Transaction”).

The LOI is a binding agreement that represents the basis on which the parties will proceed to consummate the Transaction pursuant to a fully integrated, written, long-form agreement (the “Purchase Agreement”). The parties intend to close the Transaction within sixty days of signing the LOI, or such other date as shall be mutually agreed upon by the Company and Sellers. Pursuant to the LOI, while the LOI remains in effect, the Seller shall not solicit, initiate discussions, or engage in negotiations with any person other than the Company concerning any possible sale of all or part of the Sellers’ businesses.

In connection with closing of the Transaction, the Company and certain key executives and key employees of the Sellers shall enter into two- and one-year employment agreements, respectively, with the Company, the terms of which remain subject to negotiation. Concurrent with execution of the Purchase Agreement, the key executives and key employees of the Sellers shall enter into a three- and one-year non-competition agreements, respectively, in a form mutually agreed upon by the parties thereto. In addition, the Purchase Agreement will contain a covenant not to compete, pursuant to which the Sellers will be prohibited from competing with the Company for a period of three years following the latter of the closing of the Transaction and the termination of any relevant employment or consulting agreement.

The Purchase Agreement will contain standard representations, warranties, covenants, indemnification and other terms customary in similar transactions.

The foregoing description of the LOI does not purport to be complete, and is qualified in its entirety by reference to the complete text of such LOI, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 7.01 Regulation FD Disclosure

On February 17, 2022, the Company issued a press release announcing execution of the LOI and the planned Transaction. A copy of the press release is furnished as Exhibit 99.1 of this Report and incorporated herein by reference.

The information set forth under Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Report will not be deemed an admission as to the materiality of any information in this Report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Report and the exhibit(s) attached hereto, including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “intends,” “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Commission, reports to the stockholders of the Company and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect the Company’s business and the accuracy of the forward-looking statements contained herein. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated February 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGIQ, INC.

Dated: February 17, 2022	By:	/s/ Brent Suen
Brent Suen Chief Executive Officer and Executive Chairman